UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (Zip Code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

EXPLANATORY NOTE

On October 1, 2013, Chanticleer Holdings, Inc., a Delaware corporation (“Chanticleer” or “the Company”), filed a Form 8-K to report its merger with American Roadside, Burgers, Inc. (“ARB”), through its wholly-owned subsidiary, Chanticleer Roadside Burgers International, LLC (“CRBI”). The Merger Agreement provides that CRBI (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of the Company. The Company hereby amends its Form 8-K filed on October 1, 2013 to provide the required financial information.

ITEM 1.01.	Entry into a Material Definitive Agreement

On September 30, 2013, Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Roadside Burgers, Inc. (“ARB”), whereby the Company acquired one hundred percent (100%) of the outstanding shares of ARB. In exchange, the Company issued 740,000 HOTR Units to the current shareholders of ARB. Each HOTR Unit consists of one (1) common stock (the “Common Stock”) and one (1) five (5) year, five dollar ($5) warrant, exercisable after twelve (12) months (the “Warrants,” together with the Common Stock, the “Units”).

The Merger Agreement provides that Chanticleer Roadside Burgers International, LLC (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of the Company.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Consolidated Financial Statements of Business Acquired, American Roadside Burgers, Inc. and Subsidiaries.
(b)	Pro forma Financial Information.
(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 8, 2013

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

Item 9.01. Financial Statements and Exhibits.

(a)	Consolidated Financial Statements of Business Acquired, American Roadside Burgers, Inc. and Subsidiaries.

Consolidated Balance Sheets of American Roadside Burgers, Inc. and Subsidiaries as of December 31, 2012 and December 31, 2011 and the related Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for the years ended December 31, 2012 and 2012, with the Independent Auditors’ Report thereon.

Unaudited Consolidated Balance Sheets of American Roadside Burgers, Inc. and Subsidiaries as of June 30, 2013 and 2012 and the related unaudited Consolidated Statements of Operations, Stockholders’ Equity and Cash Flows for the six months then ended.

(b)	Pro forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2012.

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2013.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(a)	Financial Statements of Business Acquired

On September 30, 2013, Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Roadside Burgers, Inc. (“ARB”), whereby the Company acquired one hundred percent (100%) of the outstanding shares of ARB. The Merger Agreement provides that Chanticleer Roadside Burgers International, LLC (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of the Company. The following financial statements are those of ARB, they are not the financial statements of the Company.

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2012 and 2011

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

American Roadside Burgers, Inc.

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of American Roadside Burgers, Inc. and subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Roadside Burgers, Inc. and subsidiaries as of December 31, 2012 and 2011, and the consolidated results of their operations, changes in stockholders' equity and their cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

New York, New York

June 19, 2013

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$173,383	$2,059,042
Subscriptions receivable		80,000
Inventories	45,030	25,098
Prepaid expenses and other current assets	180,015	67,072

Total current assets	398,428	2,231,212

Non-current assets:
Property and equipment, net	2,515,903	1,110,113
Security deposits	71,421	66,505
Intangible assets, net	4,791	5,253

Total non-current assets	2,592,115	1,181,871

	$2,990,543	$3,413,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current liabilities:
Accounts payable	$355,406	$198,650
Accrued expenses	49,856	54,156
Related party loans payable	272,596	1,027,596
Current portion of long-term debt	54,638	52,186

Total current liabilities	732,496	1,332,588

Non-current liabilities:
Deferred occupancy liability	901,666	461,669
Long-term debt, less current portion	38,480	88,135

Total non-current liabilities	940,146	549,804

Total liabilities	1,672,642	1,882,392

Commitments (Note L)

Stockholders' equity:
Preferred stock; par value $0.001, 5,000,000 shares authorized and none outstanding
Common stock; par value $0.001, 50,000,000 shares authorized, 8,710,932 and 7,685,038 shares outstanding, respectively	8,711	7,685
Additional paid-in capital	7,338,781	6,234,616
Accumulated deficit	(6,029,591)	(4,711,610)

Total stockholders' equity	1,317,901	1,530,691

	$2,990,543	$3,413,083

See notes to consolidated financial statements

2

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year Ended
	December 31,
	2012	2011

Revenue	$2,131,196	$1,139,005

Operating expenses:
Food and paper costs	774,300	387,632
Labor costs	731,195	387,838
Occupancy costs	396,167	189,933
General and administrative expenses	1,293,671	1,158,458
Depreciation and amortization	193,755	83,246

Total operating expenses	3,389,088	2,207,107

Operating loss	(1,257,892)	(1,068,102)

Other income	518	5,588
Interest expense	(57,365)	(36,000)

Loss before income taxes	(1,314,739)	(1,098,514)
Provision for income taxes	3,242	687

Net loss	$(1,317,981)	$(1,099,201)

See notes to consolidated financial statements

3

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance - January 1, 2011	3,524,865	$3,525	$3,628,368	$(3,612,409)	$19,484
Sales of common stock	3,098,334	3,098	2,017,152		2,020,250
Shares issued to employees and consultants for services	965,300	965	492,333		493,298
Shares issued to acquire property and equipment	21,539	22	13,978		14,000
Shares issued for cancellation of warrants	75,000	75	22,143		22,218
Stock option expense			60,642		60,642
Net loss				(1,099,201)	(1,099,201)

Balance - December 31, 2011	7,685,038	7,685	6,234,616	(4,711,610)	1,530,691
Sales of common stock, less placement agent fees of $7,845	908,894	909	750,155		751,064
Shares issued to employees and consultants for services	35,000	35	31,465		31,500
Shares issued to acquire property and equipment	37,000	37	33,163		33,200
Shares issued in connection with notes issuance	45,000	45	40,455		40,500
Stock option expense			248,927		248,927
Net loss				(1,317,981)	(1,317,981)

Balance - December 31, 2012	8,710,932	$8,711	$7,338,781	$(6,029,591)	$1,317,901

See notes to consolidated financial statements

4

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(1,317,981)	$(1,099,201)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	193,755	83,246
Common stock issued for services	72,000	493,298
Issuance of warrants		22,218
Changes in fair value of derivative liabilities	(266)
Stock option expense	248,927	60,642
Changes in operating assets and liabilities:
Inventories	(19,932)	(9,845)
Prepaid expenses and other current assets	(112,943)	(62,500)
Security deposits	(4,916)	(27,993)
Accounts payable	156,756	76,764
Accrued expenses	(11,879)	(16,676)
Deferred occupancy liability	439,997	321,059

Net cash used in operating activities	(356,482)	(158,988)

Cash flows from investing activities:
Purchases of property and equipment	(1,565,883)	(682,567)
Purchases of intangible assets		(1,861)

Net cash used in investing activities	(1,565,883)	(684,428)

Cash flows from financing activities:
Proceeds from sales of common stock	758,909	1,940,250
(Repayment) proceeds from related party loans	(755,000)	1,000,000
Proceeds from subscriptions receivable	80,000
Repayment of long-term debt and capital lease obligation principal	(47,203)	(68,307)

Net cash provided by financing activities	36,706	2,871,943

Net (decrease) increase in cash and cash equivalents	(1,885,659)	2,028,527
Cash and cash equivalents - beginning of year	2,059,042	30,515

Cash and cash equivalents - end of year	$173,383	$2,059,042

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$3,242	$9,692
Cash paid for interest	17,688	18,469

Supplemental disclosures of non-cash information:
Settlement of accounts payable for common stock		$31,700
Cancellation of warrants for common stock		22,218
Subscriptions receivable		80,000
Purchases of property and equipment with common stock	$33,200	14,000
Warrants issued in connection with sale of common stock	(7,845)

5

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note A - Nature of Business and Organization of Company

American Roadside Burgers, Inc. and subsidiaries (the "Company") was incorporated in Delaware in January 2003 to operate restaurants. At December 31, 2012, the Company operates three restaurants, one in Smithtown, New York (American Roadside Burgers Smithtown, Inc. or "Smithtown") and two in Charlotte, North Carolina, one of which was opened in October 2011 (American Roadside Ally, LLC or "Ally"), and one which opened in June 2012 (American Roadside SouthPark, LLC or "SouthPark"). The Company is also constructing restaurants in Columbia, South Carolina which opened in January 2013 (American Roadside CrossHill, LLC or "Cross Hill") and in Greenville, South Carolina which is expected to open in July 2013 American Roadside McBee, LLC or "McBee").

The Company generated net losses and had net cash used in operating activities in the years ended December 31, 2012 and 2011. During these periods the Company has been able to raise cash sufficient to support and run the business. The Company believes existing cash on hand, cash raised subsequent to December 31, 2012 and other cash funding activities will be sufficient to allow the Company to continue for a period of at least one year from the balance sheet date.

Note B - Summary of Significant Accounting Policies

[1]	Principles of consolidation and basis of presentation:

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and include the accounts of American Roadside Burgers, Inc. and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

[2]	Estimates:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year.  Actual results could differ from those estimates.

[3]	Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments having maturities of three months or less when purchased. Amounts receivable from credit card processors, totaling $14,177 and $9,493 at December 31, 2012 and 2011, respectively, are considered cash equivalents because they are both short term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.

[4]	Concentration of credit risk:

The Company maintains cash balances at financial institutions that may, from time to time, exceed Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to the balances on deposit in excess of FDIC insurance coverage.

[5]	Inventories:

Inventories are valued at the lower of cost or market, on the first-in, first-out basis, and consist of restaurant food, supplies and beverages.

6

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note B - Summary of Significant Accounting Policies (continued)

[6]	Property and equipment:

Property and equipment are recorded at cost. Depreciation and amortization, which includes amortization of assets held under capital leases, are computed generally on a straight-line basis over the estimated useful lives of the related assets or, if shorter, the term of the lease for certain assets held under a capital lease. The estimated useful lives used to compute depreciation and amortization are as follows:

Leasehold improvements	15 years, or lease term if shorter
Furniture, machinery and equipment	7 years
Computer software and equipment	5 years

Improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

[7]	Impairment of long-lived assets:

The Company assesses potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of the assets or asset group may not be recoverable. Factors considered include, but are not limited to, significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends.

The Company has determined that its asset group for impairment testing is comprised of the assets and liabilities of each of its individual restaurants, as this is the lowest level of identifiable cash flows. The Company has identified leasehold improvements as the primary asset because it is the most significant component of its restaurant assets, it is the principal asset from which its restaurants derive their cash flow generating capacity and has the longest remaining useful life. The recoverability is assessed by comparing the carrying value of the assets to the undiscounted cash flows expected to be generated by these assets. Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair values. No impairment charges were recorded in 2012 and 2011.

[8]	Revenue recognition:

Revenues consist primarily of sales from restaurant operations. Revenues from restaurant sales are recognized when payment is tendered at the point of sale. Revenues are presented net of sales taxes. The obligation for sales taxes is included in accrued expenses until the taxes are remitted to the appropriate taxing authorities.

The Company recognizes a liability upon the sale of gift cards, included in accrued expenses on the consolidated balance sheets, and recognizes revenue when these gift cards are redeemed in the restaurants.

[9]	Leases:

The Company leases each of its restaurant locations. The Company evaluates each lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. All of its restaurant location leases are classified as operating leases.

Minimum base rent for the operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for its leases, where no rent payments are typically due under the terms of the lease. Contingent rent expense, which is based on a percentage of revenue, is also recorded to the extent it exceeds minimum base rent per the lease agreement. The Company also may receive tenant improvement allowances in connection with its leases which are capitalized as leasehold improvements with a corresponding liability recorded in the deferred occupancy liability line in the consolidated balance sheet. The tenant improvement allowance liability is amortized on a straight-line basis over the lease term.

7

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note B - Summary of Significant Accounting Policies (continued)

[10]	Stock-based compensation:

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, directors and consultants based on the fair value of the awards on the date of grant.

Stock-based compensation expense recognized for the years ended December 31, 2012 and 2011 was $320,927 and $553,940, respectively.

The Company uses the Black-Scholes option-pricing model ("Black-Scholes model") as its method of valuation for share-based option awards granted. The Company's determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the estimated fair value of the Company's stock price as well as assumptions regarding a number of variables. These variables include, but are not limited to, the Company's expected stock price volatility over the term of the awards and the expected term of the awards.

[11]	Income taxes:

Deferred income tax assets and liabilities are recognized for the tax consequences of temporary differences based on the difference between the financial statement and tax basis of existing assets and liabilities using the statutory rates expected in the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company recognizes and measures uncertain tax positions through a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, the Company may report a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognize interest and penalties, if any, related to uncertain tax positions in income tax expense. As of December 31, 2012 and 2011, the Company did not have any liabilities for uncertain tax positions. The Company's 2010 and forward tax returns have not been examined by any tax authority; therefore, all years which are statutorily open are subject to examination.

[12]	Reclassification:

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Note C - Inventories

Inventories on the consolidated balance sheets at December 31 are as follows:

	2012	2011

Restaurant food	$23,148	$12,750
Supplies	13,531	6,472
Beverages	8,351	5,876

Total	$45,030	$25,098

8

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note D - Property and Equipment

Property and equipment on the consolidated balance sheets at December 31 is as follows:

	2012	2011

Furniture	$246,165	$176,777
Machinery and equipment	569,254	302,536
Computer software and equipment	19,361	14,977
Leasehold improvements	1,461,088	878,485
Construction-in-progress	707,393	31,405

	3,003,261	1,404,180
Less accumulated depreciation and amortization	487,358	294,067

Total	$2,515,903	$1,110,113

Depreciation and amortization expense for the years ended December 31, 2012 and 2011 was $193,291 and $83,246, respectively.

Repair and maintenance expenses for the years ended December 31, 2012 and 2011 were $24,726 and $27,210, respectively.

Note E - Intangible Assets

Intangible assets on the consolidated balance sheets at December 31 are as follows:

	2012	2011

Domain name	$6,930	$6,930
Less accumulated amortization	2,139	1,677

Total	$4,791	$5,253

The above intangibles are being amortized over 15 years. Amortization expense for the years ended December 31, 2012 and 2011 was $462 and $410, respectively.

The estimated annual amortization expense for intangible assets for each of the next five years as of December 31, 2012 is $462 and $2,481 during the years 2018 and thereafter.

Note F - Accrued Expenses

Accrued expenses on the consolidated balance sheets at December 31 are as follows:

	2012	2011

Sales tax payable	$15,662	$11,414
Accrued interest	6,562	19,979
Other accruals	27,632	22,763

Total	$49,856	$54,156

9

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note G - Related Party Loans Payable

Related party loans payable on the consolidated balance sheets at December 31 are as follows:

	2012	2011

Related party loan (1)	$27,596	$27,596
Related party loan (2)	70,000
Related party loan (3)	125,000
Related party loan (4)	50,000
Related party loan (5)		1,000,000

Total	$272,596	$1,027,596

(1)	Represents noninterest-bearing loans from the founding shareholders and board members who operate the business. The loan balance of $173,133 at November 2010 was converted to equity through the issuance of 474,344 shares of common stock in November 2010 except for $27,596, bearing interest at 3% annum, both principal and interest due on demand. The difference between the loan balances extinguished and the fair market value of the common stock issued in the amount of $273,828 was recorded to common stock and additional paid-in capital in 2010 on the basis that it is a related party transaction. The Company recorded $828 and $828 of interest expense in 2012 and 2011, respectively.

(2)	On June 13, 2012, a related party loaned the Company $70,000 bearing interest at 5% per annum with a maturity date of June 13, 2013. The Company recorded interest expense of $1,932 in 2012. In addition, the Company also issued 15,000 shares of common stock at $0.90 per share. The fair value of these shares of $13,500 was recorded as interest expense in 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(3)	On October 12, 2012, a related party loaned the Company $125,000 bearing interest at 5% per annum with a maturity date of October 12, 2013. The Company recorded interest expense of $1,383 in 2012. In addition, the Company also issued 30,000 shares of common stock at $0.90 per share. The fair value of these shares of $27,000 was recorded as interest expense in 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(4)	On August 1, 2012, a shareholder and board member loaned the Company $100,000 bearing interest at 5% per annum with a maturity date of June 30, 2013. The Company recorded $1,591 of interest expense in 2012. The Company repaid $50,000 of the loan as of December 31, 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(5)	On May 12, 2011, a shareholder and board member loaned the Company $1,000,000 bearing interest at 3% per annum with a maturity date of November 12, 2011 and was unpaid at December 31, 2011. The Company recorded $5,410 and $19,151 of interest expense in 2012 and 2011, respectively. The loan was repaid in full on March 7, 2012.

Note I - Long-Term Debt

The Company's long-term debt as of December 31 is as follows:

	2012	2011

Term note	$93,118	$140,321
Less current portion	54,638	52,186

	$38,480	$88,135

10

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note I - Long-Term Debt (continued)

The Company entered into a term note with TD Bank in 2008 for $300,000 for 42 months, with principal and interest (at 6.5%) payments of $8,037 due monthly, with any unpaid balance due at maturity. In June 2009, the Company and TD Bank agreed to modify the existing terms of the loan in which the term was extended to July 2012, the interest rate was changed to 1.75% above the Wall Street Journal prime rate (3.25%), and the monthly principal and interest payments were modified to $4,836, subject to adjustment by TD Bank, except for the last payment which shall be the unpaid balance at maturity. In July 2012, the Company and TD Bank agreed to modify the existing term of the loan extending the maturity date to August 5, 2014. The credit facility is personally guaranteed by the two founding shareholders of the Company and TD Bank has a first lien on all assets.

The aggregated minimum annual payment for each of the next two years as of December 31, 2012 is as follows: $54,638 in 2013 and $38,480 in 2014.

Note J - Stockholders' Equity

[1]	Common Stock:

In 2012 and 2011, respectively, the Company sold 908,894 and 3,098,334 shares of common stock for proceeds of approximately $759,000 and $2,020,000, of which $80,000 was received in January 2012, respectively.

The Company issued 117,000 and 986,839 shares of common stock to various consultants and employees for services and acquisition of property and equipment rendered totaling $105,200 and $507,298 during 2012 and 2011, respectively.

[2]	Warrants:

The Company had 44,333 warrants outstanding at December 31, 2012 as follows:

		Weighted-Average	Remaining
	Outstanding	Price	Contractual
Exercise Price	Number	per Share	Life

$1.00	44,333	$1.00	4.8

In connection with the sale of common stock in 2012, the Company issued 44,333 warrants with the right to purchase one common share at a $1 exercise price. In order to prevent dilution, if the Company subsequently issues or sells any common stock or securities convertible or exercisable for shares of common stock with a lower exercise price, then the exercise price shall be adjusted accordingly per the warrant agreement. The Company has determined that these types of down-round protection terms are considered derivatives. The Company recorded a $7,845 derivative liability representing the fair value of these warrants, included in accrued expenses and against paid-in capital since the warrants were issued in connection with the sale of common stock. The change in this derivative value of $266 was included in the statement of operations as other income.

There were no warrants exercised in 2012. There were no warrants issued or exercised in 2011.

In July 2011, the Company issued 75,000 shares of common stock to cancel all outstanding warrants. The fair market value of the common stock issued was $37,500, and the excess of the fair value of the common stock over the fair value of the warrants at the time of cancellation of $22,218 has been included in general and administrative expenses.

11

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note J - Stockholders' Equity (continued)

[3]	Stock Options:

The Company adopted its 2011 Stock Option Plan (the "Plan") in 2011. The maximum number of shares issuable over the term of the Plan is limited to 1,000,000 shares of common stock.

The Plan permits the granting of stock options to employees (including employee directors and officers) and consultants or advisors of the Company, and non-employee directors of the Company (collectively, the "Participants"). No option shall be exercisable after the expiration of ten (10) years from the date of its grant, or after the expiration of five (5) years from the date of its grant in the case of an Incentive Option granted to a Participant who was a principal stockholder on the date of such grant. The options generally vest over three years. The Board, as administrator of the Plan, has the discretion to use a different vesting schedule.

The fair value of each option award is estimated on the date of grant using the Black-Scholes model that uses the assumptions noted in the following table. The fair value of the Company's common stock is estimated by the board of directors based on recent sales of common stock. Expected volatility is based on an estimate of the historical volatility of the fair market value of the Company's stock over the historical period of time equal to the expected term of the options. Due to the lack of historical exercise data, the expected term is based on the simplified method. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on the U.S. Treasury rates at the time of grant that approximate the expected term of the option. The expected dividend assumption is zero as the Company does not expect to declare a dividend in the foreseeable future. The fair value of the Company's stock-based option awards to employees was based on the following weighted-average assumptions for the years ended December 31, 2012 and 2011:

	2012	2011

Volatility	40 – 52%	40 - 70%
Risk-free rate	0.34 – 0.50%	0.33 - 0.41%
Term	2.5 – 3.5 years	2.5 - 4.0 years
Dividend yield	0.0%	0.0%

Following is a summary of transactions under the Company's stock option plan during the years ended

December 31, 2012 and 2011:

			Weighted-Average
		Weighted-	Remaining
		Average Exercise	Contractual Term
	Options	Price	(in years)

Balance at December 31, 2011	1,245,000	$0.66	4.6
Granted	575,000	$0.90	4.3

Balance at December 31, 2012	1,820,000	$0.74	3.9

Exercisable	545,000	$0.72

12

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note J - Stockholders' Equity (continued)

The weighted-average grant-date fair value of options granted during 2012 and 2011 was $0.28 and $0.33, respectively. The Company recorded $248,927 and $60,642 for stock-based compensation during the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, the remaining unamortized stock-based compensation expense for stock options is expected to be approximately $262,342 which will be recognized as follows:

2013	$174,843
2014	87,499
$262,342

As of December 31, 2012, stock options outstanding and exercisable by price range were as follows:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
	Outstanding	Remaining	Average	Exercisable	Average
	as of	Contractual	Exercise	as of	Exercise
Exercise Price	12/31/2012	Life	Price	12/31/2012	Price

$0.65	1,200,000	3.6	$0.65	400,000	$0.65
$0.90	620,000	4.3	0.90	145,000	$0.90

	1,820,000	3.9	$0.74	545,000	$0.72

Note K - Income Taxes

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Income taxes are comprised of the following:

	Year Ended December 31,
	2012	2011

Income tax expense:
Current:
State and local	$3,242	$687

13

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note K - Income Taxes (continued)

Significant components of the Company's deferred tax assets and liabilities are as follows:

	December 31,
	2012	2011

Deferred tax assets:
Net operating loss carryforwards	$2,431,549	$1,962,964
Deferred occupancy liabilities	141,884	64,184
Start-up costs	9,915	10,506
Stock-based compensation	358,727	230,463

	2,942,075	2,268,117
Deferred tax liabilities:
Property and equipment	(286,830)	(138,044)

Net deferred tax assets	2,655,245	2,130,073
Valuation allowance	(2,655,245)	(2,130,073)

Net deferred tax	$0	$0

The Company's statutory tax rate of 34% differs from the actual rate of 1% and 1% for 2012 and 2011, respectively, due to book expenses disallowed for tax purposes and changes in the valuation allowance.

The Company has net operating loss carryforwards at December 31, 2012 and 2011 of approximately $6,079,000 and $4,907,000, respectively, which expire between 2024 and 2032. Due to the history of net operating losses, the Company has recorded a 100% valuation allowance against its net deferred tax assets on the basis that it is not more likely than not they will be realized. The Company's valuation allowance increased by $525,172 and $439,242 during the years ended December 31, 2012 and 2011, respectively.

Note L - Commitments

The Company leases each of its restaurant locations under operating leases. At December 31, 2012, the Company has five operating leases, one relating to its Smithtown, New York location, two relating to its Charlotte, North Carolina locations, one for its Columbia, South Carolina location, and one for its Greenville, South Carolina location. The lease for Smithtown expires in February 2022 and has a 5-year renewal option at 3% increases. The lease for Ally expires in December 2021 and has up to two additional, consecutive 5-year extension terms at the fair market rent for a retail space comparable in size and location to the premises in the surrounding market. The lease for SouthPark expires in June 2022 and has a 5-year renewal option at 3% increases. The lease for Cross Hill expires in December 2022 and has a 5-year renewal option at 3% increases. The lease for McBee expires in February 2028 and has up to three additional, consecutive 5-year extension terms at 2% increases.

14

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note L – Commitments (continued)

As of December 31, 2012, the aggregate minimum annual lease payments under operating leases are as follows:

Year Ending
December 31,

2013	$487,752
2014	513,246
2015	522,741
2016	532,859
2017	547,163
Thereafter	3,234,341

$5,838,102

Rent expense, including contingent rent, under operating leases was $396,167 and $189,933 for the years ended December 31, 2012 and 2011, respectively.

During the ordinary course of business activities, the Company may be contingently liable for litigation and a party to claims. Management believes that adequate provisions have been made in the accounts where required. Although the extent of potential costs and losses, if any, is uncertain, management believes that the ultimate resolution of such contingencies will not have an adverse effect on the consolidated financial position or results of operations of the Company.

Note M - Subsequent Events

The Company has evaluated subsequent events through June 19, 2013, the date that these consolidated financial statements were available to be issued.

In January 2013, the Company issued 28,215 shares of common stock for services valued at $31,350.

In January, the Company sold 137,778 shares of common stock for $124,000.

In January 2013, the Company opened the American Roadside Cross Hill, LLC restaurant located in Columbia, South Carolina.

Between February and June 13, 2013, the Company received proceeds of $510,000 from multiple investors in exchange for 5% unsecured convertible promissory notes, which mature eighteen months from issuance date ("Unsecured Note"). Each unsecured note is convertible into the Company's common stock at a conversion price equal to $0.90 per share or upon a conversion event (as defined in the agreement) at a conversion price equal to the lesser of: (i) the price of the capital stock issued in an equity financing or (ii) the price of the capital stock issued in a reverse merger financing.

On May 13, 2013, a related party loaned the Company $200,000 bearing interest at 5% per annum with a maturity date of July 15, 2013. In addition, the Company also issued 50,000 shares of common stock. On June 18, 2013, the maturity date of this loan was extended until March 31, 2014.

15

American Roadside Burgers, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

For the Six Months Ended June 30, 2013 and 2012

F-1

American Roadside Burgers, Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2013 and 2012

(Unaudited)

	June 30, 2013	June 30, 2012
ASSETS
Current Assets:
Cash	$38,390	$177,133
Accounts and other receivables	111,434	26,947
Inventories	47,142	45,079
Prepaid expenses and other current assets	93,478	38,766
Total Current Assets	290,444	287,925
Property and equipment, net	2,982,503	1,841,399
Intangible assets, net	4,559	5,253
Deposits and other assets	96,511	87,584
Total Assets	$3,374,017	$2,222,161

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of bank-term note	$56,042	$53,417
Convertible debt	510,000	-
Accounts payable and accrued expenses	394,976	255,173
Other current liabilities	45,501	37,492
Deferred rent	44,946	101,568
Due to related parties	502,596	97,596
Total Current Liabilities	1,554,061	545,246
Deferred occupancy liability	991,987	420,856
Long-term debt, less current portion	10,132	61,146
Total Liabilities	2,556,180	1,027,248

Commitments and Contingencies

Stockholders' Equity:
Preferred stock: $0.001 par value; authorized 5,000,000 and none outstanding
Common stock: $0.001 par value; authorized 50,000,000 shares; issued and outstanding 8,877,038 and 7,950,038 shares at June 30 2013 and 2012, respectively	8,877	7,950
Additional paid-in capital	7,620,052	6,597,015
Accumulated deficit	(6,811,092)	(5,410,052)
Total Stockholders' Equity	817,837	1,194,913
Total Liabilities and Stockholders' Equity	$3,374,017	$2,222,161

See accompanying notes to unaudited condensed consolidated financial statements.

F-2

American Roadside Burgers, Inc

Condensed Consolidated Statements of Operations

(Unaudited)

For the Six Months Ended June 30, 2013 and 2012

	For the Six Months ended
	June 30,
	2013	2012
Revenue:
Restaurant sales, net	$1,451,402	$894,847

Expenses:
Restaurant cost of sales	526,619	301,612
Restaurant operating expenses	1,074,356	682,111
Restaurant pre-opening expenses	-	4,330
General and administrative expenses	419,273	503,030
Depreciation and amortization	194,622	96,646
Total expenses	2,214,870	1,587,729
Loss from operations	(763,468)	(692,882)
Other expense
Interest expense	(18,033)	(5,560)
Total other expense	(18,033)	(5,560)
Loss from operations before income taxes	(781,501)	(698,442)
Provision for income taxes
Net loss	$(781,501)	$(698,442)

See accompanying notes to unaudited condensed consolidated financial statements.

F-3

American Roadside Burgers, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity

(Unaudited)

For the Six Months Ended June 30, 2013 and 2012

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par	Capital	Deficit	Total

Balance - January 1, 2012	7,685,038	$7,685	$6,234,616	$(4,711,610)	$1,530,691

Common stock issued for:
Cash, net of expenses	122,000	122	159,878	-	160,000
Consultants and employees for services	143,000	143	78,057	-	78,200
Stock option expense	-	-	124,464	-	124,464
Net loss	-	-	-	(698,442)	(698,442)

Balance - June 30, 2012	7,950,038	$7,950	$6,597,015	$(5,410,052)	$1,194,913

Balance - January 1, 2013	8,710,932	$8,711	$7,338,781	$(6,029,591)	$1,317,901
Common stock issued for:
Cash, net of expenses	137,886	138	124,027	-	124,165
Services	28,220	28	28,192	-	28,220
Stock option expense	-	-	129,052	-	129,052
Net loss	-	-	-	(781,501)	(781,501)

Balance - June 30, 2013	8,877,038	$8,877	$7,620,052	$(6,811,092)	$817,837

See accompanying notes to unaudited condensed consolidated financial statements.

F-4

American Roadside Burgers, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30,
	2013	2012
Cash flows from Operating Activities:
Net loss	$(781,501)	$(698,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	194,854	96,646
Stock option expense	129,052	124,464
Common stock issued for services	28,220	78,200
Increase in accounts and other receivables	(111,434)	(26,947)
Decrease in prepaid expenses and other assets	61,447	7,227
Increase in inventories	(2,112)	(19,981)
(Decrease) increase in accounts payable and accrued expenses	(10,286)	2,367
Increase in other liabilities	45,501	37,492
Increase in deferred rent	135,267	60,755
Net Cash Used in Operating Activities	(310,992)	(338,219)

Cash Flows from Investing Activities:
Purchase of property and equipment	(661,223)	(827,932)
Net Cash Used in Investing Activities	(661,223)	(827,932)

Cash Flows from Financing Activities:
Proceeds from sales of common stock	124,166	160,000
Proceeds from convertible debt	560,000	-
Proceeds (Repayment) from related party loans	180,000	(930,000)
Proceeds from subscriptions receivable	-	80,000
Bank note repayments	(26,944)	(25,758)
Net Cash Provided by (Used in)
Financing Activities	837,222	(715,758)
Net Change in Cash	(134,993)	(1,881,909)
Cash - Beginning of period	173,383	2,059,042
Cash - End of period	$38,390	$177,133

See accompanying notes to uanaudited condensed consolidated financial statements.

F-5

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE A - NATURE OF BUSINESS AND ORGANIZATION OF COMPANY

American Roadside Burgers, Inc. and subsidiaries (the “Company”) was incorporated in Delaware in January 2003 to operate restaurants. At June 30, 2013, the Company operates four restaurants, one in Smithtown, New York (“American Roadside Burgers Smithtown, Inc.” or “Smithtown”), two in Charlotte, North Carolina, one which opened in October 2011 (“American Roadside Ally, LLC” or “Ally”), and one which opened in June 2012 (“American Roadside SouthPark, LLC” or “SouthPark”), and one which opened in January 2013 in Columbia, South Carolina (“American Roadside Cross Hill, LLC” or “CrossHill”). The Company also opened a fifth location in July 2013 in Greenville, South Carolina (“American Roadside McBee, LLC” or “McBee”).

The Company generated net losses and had net cash used in operating activities in the six months ended June 30, 2013 and 2012. During these periods, the Company has been able to raise cash sufficient to support and run the business. The Company believes existing cash on hand, cash raised subsequent to June 30, 2013, and the acquisition on September 30, 2013 by Chanticleer Roadside Burgers International, LLC (“CRBI”), and other cash funding activities, will be sufficient to allow the Company to continue for a period of at least one year from the balance sheet date.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Principles of Consolidation and Basis of Presentation:

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), and include the accounts of American Roadside Burgers, Inc. and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain information in footnote disclosures normally included in annual financial statements was condensed or omitted for the interim periods presented in accordance accounting principles generally accepted in the United States of America for interim consolidated financial statements. In the opinion of management, all adjustments consisting of normal, recurring adjustments considered necessary for a fair statement of the financial position and results of operations were included. These condensed interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements located in this Form 8-K/A elsewhere.

[2]	Estimates:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

[3]	Concentration of Credit Risk:

The Company maintains cash balances at financial institutions that may, from time to time, exceed Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to the balances on deposit in excess of FDIC insurance coverage.

[4]	Inventories:

Inventories are valued at the lower of cost or market, on the first-in, first-out basis, and consist of restaurant food, supplies and beverages.

[5]	Property and Equipment:

Property and equipment are recorded at cost. Depreciation and amortization, which includes amortization of assets held under capital leases, are computed generally on a straight-line basis over the estimated useful lives of the related assets, or, if shorter, the term of the lease for certain assets held under a capital lease. The estimated useful lives used to compute depreciation and amortization are as follows:

Leasehold improvements	15 years, or lease term if shorter
Furniture, machinery and equipment	7 years
Computer software and equipment	5 years

Improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

F-6

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

[6]	Impairment of Long-Lived Assets:

The Company assesses potential impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of the assets or asset group may not be recoverable. Factors considered include, but are not limited to, significant underperformance relative to historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends.

The Company has determined that its asset group for impairment testing is comprised of the assets and liabilities of each of its individual restaurants, as this is the lowest level of identifiable cash flows. The Company has identified leasehold improvements as the primary asset because it is the most significant component of its restaurant assets, it is the principal asset from which its restaurants derive their cash flow generating capacity and has the longest remaining useful life. The recoverability is assessed by comparing the carrying value of the assets to the undiscounted cash flows expected to be generated by these assets. Impairment losses are measured as the amount by which the carrying values of the assets exceed their fair values. No impairment charges were recorded for the six months ended June 30, 2013 and 2012, respectively.

[7]	Revenue Recognition:

Revenues consist primarily of sales from restaurant operations. Revenues from restaurant sales are recognized when payment is tendered at the point of sale. Revenues are presented net of sales taxes. The obligation for sales taxes is included in accrued expenses until the taxes are remitted to the appropriate taxing authorities.

The Company recognizes a liability upon the sale of gift cards, included in accrued expenses on the consolidated balance sheets, and recognizes revenue when these gift cards are redeemed in the restaurants.

[8]	Leases:

The Company leases each of its restaurant locations. The Company evaluates each lease to determine its appropriate classification as an operating or capital lease for financial reporting purposes. All of its restaurant location leases are classified as operating leases.

Minimum base rent for the operating leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The initial rent term includes the build-out, or rent holiday period, for its leases, where no rent payments are typically due under the terms of the lease. Contingent rent expense, which is based on a percentage of revenue, is also recorded to the extent it exceeds minimum base rent per the lease agreement. The Company also may receive tenant improvement allowances in connection with its leases which are capitalized as leasehold improvements with a corresponding liability recorded in the deferred occupancy liability line in the consolidated balance sheet. The tenant improvement allowance liability is amortized on a straight-line basis over the lease term.

[9]	Stock-based Compensation:

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, directors and consultants based on the fair value of the awards on the date of grant.

Stock-based compensation expense recognized for the six months ended June 30, 2013 and 2012 was $157,272 and $202,667, respectively.

The Company uses the Black-Scholes option-pricing model ("Black-Scholes model") as its method of valuation for share-based option awards granted. The Company's determination of fair value of share based payment awards on the date of grant using an option-pricing model is affected by the estimated fair value of the Company's stock price, as well as assumptions regarding a number of variables. These variables include, but are not limited to, the Company's expected stock price volatility over the term of the awards and the expected term of the awards.

[12]	Reclassification:

Certain prior year amounts have been reclassified to conform to the current-year presentation.

F-7

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE C - PROPERTY AND EQUIPMENT

Property and equipment on the consolidated balance sheets at June 30 is as follows:

	2013	2012
Furniture	$363,199	$245,577
Machinery and equipment	963,721	569,223
Computer software and equipment	24,187	16,848
Leasehold improvements	2,085,345	1,400,463
	3,436,452	2,232,111
Less: accumulated depreciation and amortization	681,981	390,712
	2,754,471	1,841,399
Construction-in-progress	228,032	-
Total	$2,982,503	$1,841,399

Depreciation and amortization expense for the six months ended June 30, 2013 and 2012 was $194,622 and $96,646, respectively.

Repair and maintenance expenses for the six months ended June 30, 2013 and 2012 were $14,438 and $11,170, respectively.

NOTE D - INTANGIBLE ASSETS

Intangible assets on the consolidated balance sheets at June 30 are as follows:

	2013	2012
Domain name	$6,930	$6,930
Less: accumulated amortization	2,371	1,677
Total	$4,559	$5,253

The above intangibles are being amortized over 15 years. Amortization expense for the six months ended June 30, 2013 and 2012 was $232 and $0, respectively.

NOTE E- RELATED PARTY LOANS PAYABLE

Related party loans payable on the consolidated balance sheets at June 30 are as follows:

	2013	2012
Related party loan (1)	$27,596	$27,596
Related party loan (2)	70,000	70,000
Related party loan (3)	125,000	-
Related party loan (4)	30,000	-
Related party loan (5)	50,000	-
Related party loan (6)	200,000	-
	$502,596	$97,596

(1)        Represents noninterest-bearing loans from the founding shareholders and board members who operate the business. The loan balance of $173,133 at November 2010 was converted to equity through the issuance of 474,344 shares of common stock in November 2010 except for $27,596, bearing interest at 3% annum, both principal and interest due on demand. The difference between the loan balances extinguished and the fair market value of the common stock issued in the amount of $273,828 was recorded to common stock and additional paid-in capital in 2010 on the basis that it is a related party transaction. The Company recorded $414 of interest expense in the six months ended June 30, 2013 and 2012, respectively.

F-8

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE E- RELATED PARTY LOANS PAYABLE (continued)

(2)         On June 13, 2012, a related party loaned the Company $70,000 bearing interest at 5% per annum with a maturity date of June 13, 2013. The Company recorded interest expense of $1,932 in 2012. In addition, the Company also issued 15,000 shares of common stock at $0.90 per share. The fair value of these shares of $13,500 was recorded as interest expense in 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(3)         On October 12, 2012, a related party loaned the Company $125,000 bearing interest at 5% per annum with a maturity date of October 12, 2013. The Company recorded interest expense of $1,383 in 2012. In addition, the Company also issued 30,000 shares of common stock at $0.90 per share. The fair value of these shares of $27,000 was recorded as interest expense in 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(4)         On August 1, 2012, a shareholder and board member loaned the Company $100,000 bearing interest at 5% per annum with a maturity date of June 30, 2013. The Company recorded $1,591 of interest expense in 2012. The Company repaid $50,000 of the loan as of December 31, 2012. On June 18, 2013, the maturity date of this loan was extended to March 31, 2014.

(5)         During April and May 2013, two board members participated in a convertible debt offering and loaned the Company $50,000 (further details in note I). The Company recorded $392 of interest expense in the six months ended June 30, 2013.

(6)         On May 15, 2013, a related party loaned the Company $200,000 bearing interest at 5% per annum with a maturity date of July 15, 2013. The Company recorded $1,250 of interest expense in the six months ended June 30, 2013. The note was converted with the September 30, 2013 merger.

NOTE F - LONG-TERM DEBT

The Company's long-term debt as of December 31 is as follows:

	2013	2012
Bank-term note	$66,174	$114,563
Convertible debt, not including related party	510,000	-
	576,174	114,563
Less: current portion	566,042	53,417
Total	$10,132	$61,146

The Company entered into a term note with TD Bank in 2008 for $300,000 for 42 months, with principal and interest (at 6.5%) payments of $8,037 due monthly, with any unpaid balance due at maturity. In June 2009, the Company and TD Bank agreed to modify the existing terms of the loan in which the term was extended to July 2012, the interest rate was changed to 1.75% above the Wall Street Journal prime rate (3.25%), and the monthly principal and interest payments were modified to $4,836, subject to adjustment by TD Bank, except for the last payment which shall be the unpaid balance at maturity. In July 2012, the Company and TD Bank agreed to modify the existing term of the loan extending the maturity date to August 5, 2014. The term note is personally guaranteed by the two founding shareholders of the Company and TD Bank has a first lien on all assets.

The aggregated minimum annual payment for each of the next two years as of June 30, 2013 is as follows:

$55,997 in 2013 and $10,177 in 2014.

The Company issued $560,000 of convertible notes ($50,000 were issued to board members) from March through June 2013 bearing interest at 5% per annum with a maturity date of 18 months from the date of issuance. The convertible notes were all classified as current as all the notes were converted with the September 30, 2013 merger.

F-9

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE G - STOCKHOLDERS' EQUITY

[1]	Common Stock:

In the six months ended June 30, 2013 and 2012, the Company sold 137,886 and 122,000 shares of common stock for proceeds of $124,165 and $160,000 respectively, and issued 28,220 and 143,000 shares of common stock for services to a consultant valued at $28,220 and $78,200, respectively.

[2]	Warrants:

The Company had 44,333 warrants outstanding at June 30, 2013 as follows:

Exercise Price	Outstanding Number	Weighted-Average Price Per Share	Remaining Contractual
$1.00	44,333	$1.00	4.2

There were no warrants exercised during the six months ended June 30, 2012 or 2013. There were no warrants issued or exercised in either period

[3]	Stock Options:

The Company adopted its 2011 Stock Option Plan (the "Plan") in 2011. The maximum number of shares issuable over the term of the Plan is limited to 1,000,000 shares of common stock.

The Plan permits the granting of stock options to employees (including employee directors and officers) and consultants or advisors of the Company, and non-employee directors of the Company (collectively, the "Participants"). No option shall be exercisable after the expiration of ten (10) years from the date of its grant, or after the expiration of five (5) years from the date of its grant in the case of an Incentive Option granted to a Participant who was a principal stockholder on the date of such grant. The options generally vest over three years. The Board, as administrator of the Plan, has the discretion to use a different vesting schedule.

The fair value of each option award is estimated on the date of grant using the Black-Scholes model that uses the assumptions noted in the following table. The fair value of the Company's common stock is estimated by the board of directors based on recent sales of common stock. Expected volatility is based on an estimate of the historical volatility of the fair market value of the Company's stock over the historical period of time equal to the expected term of the options. Due to the lack of historical exercise data, the expected term is based on the simplified method. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on the U.S. Treasury rates at the time of grant that approximate the expected term of the option. The expected dividend assumption is zero as the Company does not expect to declare a dividend in the foreseeable future. The fair value of the Company's stock-based option awards to employees was based on the following weighted-average assumptions for the six months ended June 30, 2013 and 2012:

F-10

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE G - STOCKHOLDERS' EQUITY (continued)

	2013	2012
Volatility	40-52%	40-70%
Risk-free rate	0.34-0.50%	0.33-0.41%
Term	2.5-3.5 years	2.5-4.0 years
Dividend yield	0.0%	0.0%

Following is a summary of transactions under the Company's stock option plan during the six months ended June 30, 2013:

			Weighted-Average
		Average Exercise	Contractual Term
	Options	Price	(in years)
Balance at December 31, 2012 and June 30, 2013	1,820,000	$0.74	3.9

Exercisable	818,263	$0.72

There were zero granted during the six months ended June 30, 2013. The Company recorded $132,042 and $60,642 for stock-based compensation during the six months ended June 30, 2013 and, respectively. As of June 30, 2013, the remaining unamortized stock-based compensation expense for stock options is expected to be approximately $174,920 which will be recognized as follows:

2013	$87,421
2014	87,499
$174,920

As of June 30, 2013, stock options outstanding and exercisable by price range were as follows:

Options Outstanding					Options Exercisable
			Weighted- Average	Weighted-		Weighted-
	Outstanding		Remaining	Average	Exercisable	Average
	as of		Contractual	Exercise	as of	Exercise
Exercise Price	6/30/2013		life	Price	6/30/2013	Price
$0.65	1,200,000		3.1	$0.65	600,000	$0.65
$0.90	620,000		3.8	0.90	218,263	$0.90
	1,820,0	QO	3.4	$0.74	818,263	$0.72

As discussed in subsequent events, all the Company’s stock options and warrants were converted to common stock of the acquiring company.

NOTE H – COMMITMENTS

The Company leases each of its restaurant locations under operating leases. At June 30, 2013, the Company has five operating leases, one relating to its Smithtown, New York location, two relating to its Charlotte, North Carolina locations, one for its Columbia, South Carolina location, and one for its Greenville, South Carolina location. The lease for Smithtown expires in February 2022 and has a 5-year renewal option at 3% increases. The lease for Ally expires in December 2021 and has up to two additional, consecutive 5-year extension terms at the fair market rent for a retail space comparable in size and location to the premises in the surrounding market. The lease for SouthPark expires in June 2022 and has a 5-year renewal option at 3% increases. The lease for Cross Hill expires in December 2022 and has a 5-year renewal option at 3% increases. The lease for McBee expires in February 2028 and has up to three additional, consecutive 5-year extension terms at 2% increases.

F-11

AMERICAN ROADSIDE BURGERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(Unaudited)

NOTE H – COMMITMENTS (continued)

As of June 30, 2013, the aggregate minimum annual lease payments under operating leases for the years ended June 30 are as follows:

2014	$488,911
2015	513,246
2016	522,741
2017	535,176
2018	547,163
Thereafter	2,989,886
$5,597,122

Rent expense, including contingent rent, under operating leases was $248,826 and $179,405 for the six months ended June 20, 2013 and 2012, respectively.

During the ordinary course of business activities, the Company may be contingently liable for litigation and a party to claims. Management believes that adequate provisions have been made in the accounts where required. Although the extent of potential costs and losses, if any, is uncertain, management believes that the ultimate resolution of such contingencies will not have an adverse effect on the consolidated financial position or results of operations of the Company.

NOTE I -SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 28, 2013, the date that these consolidated financial statements were available to be issued.

On September 30, 2013, the Company (“ARB”) merged with Chanticleer Holdings, Inc.(“Chanticleer”), through Chanticleer’s wholly-owned subsidiary, Chanticleer Roadside Burgers International, LLC (“CRBI”). The Merger Agreement provides that CRBI (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of Chanticleer.

F-12

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On September 30, 2013, Chanticleer Holdings, Inc. (“Chanticleer”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Roadside Burgers, Inc. (“ARB”), whereby Chanticleer acquired one hundred percent (100%) of the outstanding shares of ARB. The Merger Agreement provides that Chanticleer Roadside Burgers International, LLC (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of the Chanticleer.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Chanticleer with ARB as of June 30, 2013, as if the acquisition occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Chanticleer with ARB for the year ended December 31, 2012, and the six month period ended June 30, 2013, as if the acquisition of ARB had been completed as of January 1, 2012.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended December 31, 2012 and the six months ended June 30, 2013 and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have occurred had the acquisition been completed as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Chanticleer and ARB included elsewhere in this report and in other reports and documents Chanticleer files with the United States Securities and Exchange Commission.

F-13

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheets

As of June 30, 2013

(Unaudited)

	Chanticleer (a)	ARB (b)	Pro forma adjustments (c)		Pro Forma Total
ASSETS
Current assets:
Cash	$160,550	$38,390			$198,940
Restricted cash	2,750,000	-			2,750,000
Accounts receivable	205,644	111,434			317,078
Inventory	169,227	47,142			216,369
Due from related parties	113,748	-			113,748
Prepaid expenses	216,307	93,478			309,785
Assets of discontinued operations	55,357	-			55,357
TOTAL CURRENT ASSETS	3,670,833	290,444	-		3,961,277
Property and equipment, net	2,127,114	2,982,503			5,109,617
Goodwill	396,487		1,680,231	(d)	2,076,718
Intangible assets, net	624,301	4,559	1,691,000	(d)	2,319,860
Investments at fair value	19,983				19,983
Other investments	1,983,927				1,983,927
Deposits and other assets	166,718	96,511			263,229
TOTAL ASSETS	$8,989,363	$3,374,017	$3,371,231		$15,734,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Current maturities of long term debt and notes payable	$574,141	$566,042	$(510,000	)(c)	$630,183
Advances from investors	2,750,000	-			2,750,000
Accounts payable and accrued expenses	1,102,633	387,186	(22,749	)(c)	1,467,070
Other current liabilities	102,774	45,501			148,275
Current maturities of capital leases payable	30,574	-			30,574
Deferred rent	20,049	47,484			67,533
Due to related parties	13,733	502,596	(502,596	)(c)	13,733
Liabilities of discontinued operations	9,031	-			9,031
TOTAL CURRENT LIABILITIES	4,602,935	1,548,809	(1,035,345)		5,116,399
Capital leases payable, less current maturities	36,337	-			36,337
Deferred occupancy liability	99,486	989,449			1,088,935
Long-term debt, less current portion		10,132			10,132
Other liabilities	108,040	-			108,040
TOTAL LIABILITIES	4,846,798	2,548,390	(1,035,345)		6,359,843
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000 shares; issued and outstanding 3,702,896 and 3,698,896 shares at June 30 2013 and December 31, 2012, respectively	370	8,877	(8,803	)(d)	444
Additional paid in capital	14,992,022	7,620,052	(2,298,923	)(d)	20,313,151
Other comprehensive loss	(163,792)				(163,792)
Accumulated deficit	(10,703,474)	(6,803,302)	6,714,302	(d)	(10,792,474)
Non-controlling interest	17,439				17,439
TOTAL STOCKHOLDERS' EQUITY	4,142,565	825,627	4,406,576		9,374,768
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,989,363	$3,374,017	$3,371,231		$15,734,611

See accompanying notes to unaudited condensed consolidated financial statements.

F-14

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

For the Year Ended December 31, 2012

	Chanticleer (a)	ARB (b)	Pro forma Adj		Pro Forma Total
Revenue:
Restaurant sales, net	$6,752,323	$2,131,196			$8,883,519
Management fee income - non-affiliates	100,000	-			100,000
Total revenue	6,852,323	2,131,196	-		8,983,519
Expenses:
Restaurant cost of sales	2,761,949	774,300			3,536,249
Restaurant operating expenses	3,785,034	1,093,547			4,878,581
Restaurant pre-opening expenses	204,126	33,815			237,941
General and administrative expenses	2,329,310	1,293,671	(248,927	)(c)	3,302,054
Depreciation and amortization	383,454	193,755	178,000	(d)	577,209
Total expenses	9,463,873	3,389,088	(70,927)		12,532,034
Loss from operations	(2,611,550)	(1,257,892)	70,927		(3,548,515)
Other income (expense)
Equity in losses of investments	(14,803)				(14,803)
Realized losses from sales of investments	(16,598)				(16,598)
Miscellaneous income	23	518			541
Interest expense	(474,926)	(57,365)	51,480	(c)	(480,811)
Total other expense	(506,304)	(56,847)	51,480		(511,671)
Loss from continuing operations before income taxes	(3,117,854)	(1,314,739)	122,407		(4,060,186)
Provision for income taxes	19,205	3,242			22,447
Loss from continuing operations	(3,137,059)	(1,317,981)	122,407		(4,082,633)
Loss from discontinued operations, net of taxes	(257,474)				(257,474)
Consolidated net loss	(3,394,533)	(1,317,981)	122,407		(4,340,107)
Less: Net loss attributable to non-controlling interest	227,968				227,968
Net loss attributable to Chanticleer Holdings, Inc.	$(3,166,565)	$(1,317,981)	$122,407		$(4,112,139)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(2,909,091)	$(1,317,981)	$122,407		(4,104,665)
Loss from discontinued operations	(257,474)	-			(257,474)
	$(3,166,565)	$(1,317,981)	$122,407		$(4,362,139)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(261,404)	$-	$122,407		(261,404)
Foreign translation income	29,013	-	-		29,013
Other comprehensive loss	$(3,398,956)	$(1,317,981)	$122,407		$(4,594,530)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(1.15)				$(1.52)
Discontinued operations attributable to common shareholders, basic and diluted	(0.10)		-		(0.10)
	$(1.25)	$-	$-		$(1.62)
Weighted average shares outstanding, basic and diluted	2,541,696		740,000		2,541,696

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F-15

Chanticleer Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

For the Six Months Ended June 30, 2013

	Chanticleer (a)	ARB (b)	Pro forma Adjusts		Pro Forma Total
Revenue:
Restaurant sales, net	$3,283,165	$1,451,402			$4,734,567
Management fee income - non-affiliates	50,000	-			50,000
Total revenue	3,333,165	1,451,402	-		4,784,567
Expenses:
Restaurant cost of sales	1,263,236	526,619			1,789,855
Restaurant operating expenses	1,912,405	1,074,356			2,986,761
Restaurant pre-opening expenses	10,201	-			10,201
General and administrative expenses	1,350,737	419,273	(124,464	)(c)	1,645,546
Depreciation and amortization	244,100	194,622	89,000	(d)	527,722
Total expenses	4,780,679	2,214,870	(35,464)		6,960,085
Loss from operations	(1,447,514)	(763,468)	35,464		(2,175,518)
Other income (expense)
Equity in losses of investments	(33,053)				(33,053)
Gain on extinguishment of debt	70,900				70,900
Miscellaneous income	3,825				3,825
Interest expense	(55,386)	(11,901)	9,039	(c)	(58,248)
Total other expense	(13,714)	(11,901)	9,039		(16,576)
Loss from continuing operations before income taxes	(1,461,228)	(775,369)	44,503		(2,192,094)
Provision for income taxes	21,197				21,197
Loss from continuing operations	(1,482,425)	(775,369)	44,503		(2,213,291)
Loss from discontinued operations, net of taxes	(15,111)				(15,111)
Consolidated net loss	(1,497,536)	(775,369)	44,503		(2,228,402)
Less: Net loss attributable to non-controlling interest	52,759				52,759
Net loss attributable to Chanticleer Holdings, Inc.	$(1,444,777)	$(775,369)	$44,503		$(2,175,643)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,429,666)	$(775,369)	$44,503		(2,160,532)
Loss from discontinued operations	(15,111)	-			(15,111)
	$(1,444,777)	$(775,369)	$44,503		$(2,175,643)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to non-controlling interest)	$(36,966)	$-	$-		(36,966)
Foreign translation income (loss)	54,916	-	-		54,916
Other comprehensive loss	$(1,426,827)	$(775,369)	$44,503		$(2,157,693)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.39)		$0.06		$(0.49)
Discontinued operations attributable to common shareholders, basic and diluted	-		-		-
	$(0.39)	$-	$0.06		$(0.49)
Weighted average shares outstanding, basic and diluted	3,700,420	-	740,000		4,440,420

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

F-16

CHANTICLEER HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION

On September 30, 2013, Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Roadside Burgers, Inc. (“ARB”), whereby the Company acquired one hundred percent (100%) of the outstanding shares of ARB. In exchange, the Company issued 740,000 HOTR Units to the current shareholders of ARB. Each Unit consists of one (1) common stock (the “Common Stock”) and one (1) five (5) year, five dollar ($5) warrant, exercisable after twelve (12) months (the “Warrants,” together with the Common Stock, the “Units”).

The Merger Agreement provides that Chanticleer Roadside Burgers International, LLC (a single-member LLC, of which the Company is the sole member) shall merge with and into ARB, with ARB continuing as the surviving entity and subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”) and pursuant to the Merger Agreement, each issued and outstanding share of the ARB’s common stock will be converted into the right to receive the number of shares according to the following exchange ratio (the “Exchange Ratio”): ARB shareholders shall receive an aggregate amount of 740,000 Units, on a pro-rata basis.

The Company’s Board of Directors unanimously approved the Company’s entry into the Merger Agreement. The Company’s shareholders will be asked to vote to approve the issuance of the shares of the Common Stock issuable upon exercise of the Warrants at the Company’s 2014 Shareholder’s Meeting, which will be held no later than September 30, 2014.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of ARB as if the transactions had occurred on June 30, 2013. The pro forma adjustments to the condensed consolidated statements of operations for the six months ended June 30, 2013 give effect to the acquisition of ARB as if the transactions had occurred on June 30, 2013.

Balance Sheet – June 30, 2013

a.	Derived from the unaudited balance sheet of Chanticleer as of June 30, 2013.
b.	Derived from the unaudited balance sheet of ARB as of June 30, 2013.
c.	Represents certain assets and liabilities excluded from acquisition.
d.	Reflects the acquisition of ARB. Trade name/Trademarks are amortized over 10 years and amount is net of 6 months Amortization ($89,000).

F-17

The following table summarizes the estimated fair values of the assets and liabilities assumed.

Consideration paid:	-
740,000 shares of Chanticleer Holding, Inc.	3,611,126
Five year warrants to purcahse 740,000 shares of Chanticleer Holding, Inc. common stock	1,710,077
Total value	$5,321,203

Assets and liabilities acquired:
Property and equipment	$2,982,503
Other assets	391,514
Trade name/Trademark	1,780,000
Goodwill	1,680,231
Long-term debt	(66,174)
Other liabilities	(1,446,871)
Net assets acquired	$5,321,203

The cost of the transaction was allocated to the tangible and intangible assets and liabilities assumed based on estimates of their respective fair values at the date of acquisition with the remaining unallocated purchase price recorded as goodwill. Management is responsible for the valuation of net assets and considered a number of factors when estimating the fair values and estimated useful lives of acquired assets and liabilities. Trade name/Trademark was estimated to have a 10 year life and is being amortized over that period on a straight line basis.

Statement of Operations - For the Year Ended December 31, 2012

a)	Derived from the audited statement of operations of Chanticleer for the year ended December 31, 2012.
b)	Derived from the audited statement of operations of ARB for the year ended December 31, 2012.
c)	Represents expenses, cancelation of common stock options and interest expense on loans not assumed.
d)	To record amortization on intangible assets acquired.

Statement of Operations - For the Six Months Ended June 30, 2013

a)	Derived from the unaudited statement of operations of Chanticleer for the six months ended June 30, 2013.
b)	Derived from the unaudited statement of operations of ARB for the six months ended June 30, 2013.
c)	Represents expenses, cancelation of common stock options and interest expense on loans not assumed.
d)	To record amortization on intangible assets acquired.

F-18